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                                                                    Exhibit 21.1

                                 Subsidiaries of
                        STERLING CHEMICALS HOLDINGS, INC.
                            As of September 30, 1998

Owns 100% of:

Sterling Chemicals, Inc., a Delaware corporation

     Owns 100% of:

      Sterling Fibers, Inc., a Delaware corporation

      Sterling Chemicals Acquisitions, Inc., a Delaware corporation

              Owns 100% of:

              Sterling Pulp Chemicals Fuzhou, Ltd., an Ontario corporation

              Sterling (Sask) Holdings Ltd., an Ontario corporation

                    Owns 100% of:

                    Sterling Pulp Chemicals (Sask) Ltd., an Ontario corporation

                          Owns 100% of

                          619220 Saskatchewan Ltd., a Saskatchewan corporation

     Sterling Chemicals International, Inc., a Delaware corporation

     Sterling Chemicals Energy, Inc., a Delaware corporation

     Sterling Chemicals Marketing, Inc., a Barbados corporation

     Sterling Canada, Inc., a Delaware corporation

                   Owns 100% of:

                    Sterling Pulp Chemicals US, Inc., a Delaware corporation

                          Owns 100% of:

                          Sterling Pulp Chemicals, Inc., a Georgia corporation

                    Sterling NRO, Ltd., an Ontario corporation

                    Sterling Pulp Chemicals, Ltd., an Ontario corporation